SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Evergreen Diversified Income Opportunities Fund
(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0592305
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Evergreen Investment Management Company, LLC 200 Berkeley Street Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  x

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ¨

Securities Act registration statement file number pursuant to which this form relates:     333-144619

     (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each
Common Shares of Beneficial Interest With No Par Value	Class is to be Registered: New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:   None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

            Reference is hereby made to the section entitled “Description of Shares” in the Registration Statement on Form N-2 of Evergreen Diversified Income Opportunities Fund, as filed with the Securities and Exchange Commission (the “Commission”) on July 16, 2007 (Securities Act File No. 333-144619 and Investment Company Act File No. 811-22096).

Item 2.   EXHIBITS.

            Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

EVERGREEN DIVERSIFIED INCOME
OPPORTUNITIES FUND

                                                            By:        /s/ Dennis H. Ferro

                                                            Name:  Dennis H. Ferro

                                                            Title:     President and Chief Executive

                                                                        Officer

Date: August 8, 2007

            A copy of the Certificate of Trust of the Fund is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this instrument has been executed on behalf of the Fund by an officer of the Fund as an officer and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.